Exhibit 99.1

Flux Power Closes $5 Million Private Placement of PreFunded Warrants and Common Warrants

Strong Participation and Support from Existing Shareholders, Led by Cleveland Capital L.P.

Vista, CA — Sep 16, 2025 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a leading developer of advanced lithium-ion energy storage solutions and software-driven electrification for commercial and industrial equipment, today announced that it has entered into securities purchase agreements for the sale of an aggregate of 258,144 Prefunded Warrants and 1,214,769 Common Warrants for gross proceeds of approximately $5.0 million, before deducting offering expenses, and is expected to be used for working capital and general corporate purposes .The purchase price was paid in cash or, in lieu of cash, cancellation of certain existing debt by the Company.

Each Prefunded Warrant entitles the holder to purchase one (1) share of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, or the Series A Preferred Stock, for $0.001 per share. Purchasers of Prefunded Warrants were also issued an additional five (5) year Common Warrant to purchase a number of shares of common stock equal to fifty percent (50%) of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock issuable upon exercise of the Prefunded Warrants.

“This successful private placement demonstrates the strong support from existing shareholders, who collectively represent over 50% of the beneficial ownership of the Company’s common stock,” said Krishna Vanka, Flux Power’s CEO. “The result of this offering is expected to extend our cash runway and bolster our financial position to execute on our strategic initiatives. Moreover, we believe the favorable terms of this transaction further underscore shareholders’ belief in Flux Power’s growth potential.”

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flux Power

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Accordingly, statements are not guarantees of future results. Some of the important factors that could cause Flux Power’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: risks and uncertainties, related to the terms of the private placement and its anticipated results and investor interest and market reception, Flux Power’s anticipated use of proceeds, Flux Power’s business, results and financial condition; plans and expectations with respect to access to capital and outstanding indebtedness; Flux Power’s ability to comply with the terms of the existing credit facilities to obtain the necessary capital from such credit facilities; Flux Power’s ability to raise capital; Flux Power’s ability to continue as a going concern. Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis,; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to improve its gross margins, or achieve breakeven cash flow or profitability, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

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Contacts

Media & Investor Relations:

media@fluxpower.com

info@fluxpower.com

External Investor Relations:

Leanne Sievers | Joel Achramowicz

Shelton Group

flux-ir@sheltongroup.com